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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                 STATE OF INCORPORATION
-----------------------------                        ---------------------
Havertys Capital, Inc.                               Nevada
Havertys Credit Services, Inc.                       Tennessee
Havertys Enterprises, Inc.                           Nevada